Sales Report:Supplement No. 8 dated Jul 31, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 402495
This series of Notes was issued and sold upon the funding of the borrower loan #38060, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction start date:	Jul-15-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Jul-22-2009

Starting lender yield:	20.05%	Starting borrower rate/APR:	21.05% / 24.86%	Starting monthly payment:	$37.70
Final lender yield:	16.95%	Final borrower rate/APR:	17.95% / 21.69%	Final monthly payment:	$36.13

Auction yield range:	8.27% - 20.05%	Estimated loss impact:	6.89%
Lender servicing fee:	1.00%	Estimated return:	10.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Dec-1992	Debt/Income ratio:	30%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	9 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	1y 9m
Amount delinquent:	$0	Revolving credit balance:	$2,555	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	73%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	9	Homeownership:	No
Inquiries last 6m:	0
Screen name:	deeb2	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
a vicious cycle
Purpose of loan:
This loan will help me out of the payday loan rut!

My financial situation:
I am a good candidate for this loan because I have raised my credit score over 80 points in the last year.  Recently, I had summer college tuition and some unexpected expenses hit me at the same time.  I made the mistake of getting a small payday loan for the time being but there is little wiggle room in my budget and I don't want to dig myself into a hole again that I worked so hard to get out of!  I'd like to move on, buy a house eventually, finish school (I'm a senior in college), and gain some type of financial security.  The balance of my debt is quite larger than the amount I'm requesting but I thought it would be a good place to start to earn lender's trust again.  With this money, I will be able to not only pay off the payday loan but a few other small credit card balances as well.  That will leave me with plenty to pay off this loan if I am fortunate to receive it!

Monthly net income: $ 2058

Monthly expenses: $ 2033
  Housing: $ 600
  Insurance: $ 98
  Car expenses: $ 370
  Utilities: $ 100
  Phone, cable, internet: $ 65
  Food, entertainment: $ 100
  Clothing, household expenses $ 200
  Credit cards and other loans: $400
  Other expenses: $ 100
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

ColoradoLender82	$25.00	$25.00	7/15/2009 2:17:20 PM
twjh	$25.00	$25.00	7/15/2009 5:35:28 PM
dblakels	$25.00	$16.42	7/15/2009 8:20:55 PM
Stahl	$32.00	$32.00	7/16/2009 8:57:20 AM
vegibenz	$25.00	$25.00	7/16/2009 10:01:45 AM
Syzygy	$25.00	$25.00	7/16/2009 11:27:50 AM
VentureAngel	$25.00	$25.00	7/16/2009 8:04:24 PM
donenzo	$26.58	$26.58	7/17/2009 6:37:50 AM
Rogelio48	$25.00	$25.00	7/17/2009 2:11:59 PM
umfan123	$50.00	$50.00	7/17/2009 8:23:43 PM
lavb23	$25.00	$25.00	7/19/2009 5:44:15 PM
MilitaryAV8R	$25.00	$25.00	7/20/2009 4:58:53 AM
Cthulu	$25.00	$25.00	7/21/2009 8:16:40 PM
classiccitizen	$50.00	$50.00	7/15/2009 2:30:05 PM
njcass79	$150.00	$150.00	7/15/2009 3:18:39 PM
bluebouyz	$25.00	$25.00	7/15/2009 11:22:00 PM
bondhedger	$25.00	$25.00	7/16/2009 9:09:50 AM
Start_Saving_America	$25.00	$25.00	7/16/2009 12:01:29 PM
kazanov	$50.00	$50.00	7/16/2009 1:30:02 PM
BumblingStunmbling	$50.00	$50.00	7/16/2009 9:34:32 PM
engbusres	$50.00	$50.00	7/17/2009 9:11:54 PM
grotheik	$50.00	$50.00	7/18/2009 9:42:07 AM
FeedTheMachine	$100.00	$100.00	7/18/2009 2:17:02 PM
IPG1	$25.00	$25.00	7/19/2009 10:31:34 AM
SV-AZ	$25.00	$25.00	7/19/2009 6:55:20 PM
chkrvrty	$25.00	$25.00	7/20/2009 6:57:17 AM
26 bids
Borrower Payment Dependent Notes Series 416695
This series of Notes was issued and sold upon the funding of the borrower loan #38059, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction start date:	Jul-15-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Jul-22-2009

Starting lender yield:	26.17%	Starting borrower rate/APR:	27.17% / 29.51%	Starting monthly payment:	$81.83
Final lender yield:	26.11%	Final borrower rate/APR:	27.11% / 29.45%	Final monthly payment:	$81.77

Auction yield range:	11.27% - 26.17%	Estimated loss impact:	10.65%
Lender servicing fee:	1.00%	Estimated return:	15.46%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Aug-2000	Debt/Income ratio:	29%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	19 / 19	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	25	Length of status:	1y 10m
Amount delinquent:	$68	Revolving credit balance:	$19,154	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	60%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	gentle-kindness	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off attorney
Purpose of loan:
Pay off an attorney, unfortunately I was unknowingly driving with a suspended license.  Due to one unpaid ticket to which I did not receive a notice, unfortunately this can only be handled by an attorney, to which the retainer is not cheap.  I recently had to pay off taxes along with a big move so I do not have the cash on hand to pay for the retainer.  Its not a lot of money but its more than I can dish out myself right now.  Your help is much appreciated.

My financial situation:
I am a good candidate for this loan because I currently have a steady job and can afford any payments on this loan.  This is a last resort only because of the immediate need to pay this off.  Otherwise, I would not really need this money.  But, I can guarantee I will repay and will setup automatic payments if necessary.

Monthly net income: $ 3600

Monthly expenses: $
  Housing: $ 725
  Insurance: $ 144
  Car expenses: $ 225
  Utilities: $ 70
  Phone, cable, internet: $ 50
  Food, entertainment: $ 50
  Clothing, household expenses $ 0
  Credit cards and other loans: $ 300
  Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

seisen	$50.00	$50.00	7/15/2009 2:14:02 PM
mrzz	$25.00	$25.00	7/15/2009 2:47:37 PM
SNH	$25.00	$25.00	7/15/2009 2:14:13 PM
MicroPod	$25.00	$25.00	7/15/2009 4:52:38 PM
twjh	$25.00	$25.00	7/15/2009 5:24:52 PM
doubls	$25.00	$25.00	7/15/2009 8:30:33 PM
bluebouyz	$93.00	$93.00	7/15/2009 11:25:55 PM
slojudy	$25.00	$25.00	7/16/2009 1:52:42 PM
lagnisiruk	$25.00	$25.00	7/17/2009 3:48:19 PM
redbomb5	$25.00	$25.00	7/17/2009 6:57:03 PM
TrustinOthers	$25.00	$25.00	7/17/2009 7:47:46 PM
Toby1montana	$50.00	$50.00	7/18/2009 7:21:49 PM
mcshew99	$50.00	$50.00	7/18/2009 6:40:55 PM
thedreamer	$25.00	$25.00	7/19/2009 11:53:11 AM
niceguy777	$25.00	$25.00	7/19/2009 1:26:36 PM
LibbyZ	$50.00	$50.00	7/19/2009 6:18:02 PM
kyxysyx	$50.00	$50.00	7/19/2009 9:26:51 PM
puifais	$25.00	$25.00	7/19/2009 10:06:49 PM
pfenness	$60.00	$60.00	7/20/2009 2:56:50 AM
chkrvrty	$25.00	$25.00	7/20/2009 6:57:19 AM
moopi	$25.00	$25.00	7/20/2009 11:02:02 AM
jvg10	$50.00	$50.00	7/20/2009 11:51:58 AM
BonusTurtle	$25.00	$25.00	7/20/2009 9:51:37 PM
b2m80s	$25.00	$25.00	7/20/2009 6:32:53 PM
realtormoises	$25.00	$25.00	7/20/2009 9:31:49 PM
unclejaef	$25.00	$25.00	7/21/2009 9:43:58 AM
money-expert	$25.00	$25.00	7/21/2009 9:44:09 AM
108lender	$33.09	$33.09	7/21/2009 10:22:20 AM
dblakels	$25.00	$17.32	7/21/2009 12:40:25 PM
greenwell	$25.00	$25.00	7/15/2009 2:14:48 PM
mydreamsagain	$25.00	$25.00	7/15/2009 2:15:28 PM
NATIVEBORN	$25.00	$25.00	7/15/2009 2:14:07 PM
majorf2136	$25.00	$25.00	7/15/2009 2:14:30 PM
LAM26	$25.00	$25.00	7/15/2009 2:14:54 PM
gilbow	$25.00	$25.00	7/15/2009 2:14:19 PM
sk8ndive	$25.00	$25.00	7/16/2009 7:38:24 AM
mc81	$25.00	$25.00	7/17/2009 2:09:05 AM
compsciman	$50.00	$50.00	7/17/2009 8:41:52 PM
grotheik	$25.00	$25.00	7/18/2009 7:48:24 AM
FeedTheMachine	$50.00	$50.00	7/18/2009 2:21:54 PM
IPG1	$300.00	$300.00	7/19/2009 10:35:22 AM
whatknows	$25.00	$25.00	7/19/2009 2:43:31 PM
kaleinoue	$25.00	$25.00	7/19/2009 6:18:31 PM
lostontheedge	$25.00	$25.00	7/20/2009 10:52:05 AM
shomer23	$40.00	$40.00	7/20/2009 11:18:22 AM
johnayan	$25.00	$25.00	7/20/2009 11:01:43 AM
tashara	$25.00	$25.00	7/20/2009 12:05:02 PM
cold1	$25.00	$25.00	7/20/2009 2:39:55 PM
zeelender	$25.00	$25.00	7/20/2009 3:42:39 PM
Fernpatch_autoshop	$25.00	$25.00	7/20/2009 7:41:52 PM
Aquafina24Ounce	$25.00	$25.00	7/20/2009 8:17:11 PM
Sparchange	$25.00	$25.00	7/20/2009 8:43:50 PM
SkipperScott	$31.59	$31.59	7/21/2009 9:46:48 AM
larrybird	$25.00	$25.00	7/21/2009 5:47:02 PM
fareast_man	$25.00	$25.00	7/21/2009 11:12:12 PM
bchen78875	$25.00	$25.00	7/22/2009 1:17:15 AM
56 bids
Borrower Payment Dependent Notes Series 416699
This series of Notes was issued and sold upon the funding of the borrower loan #38055, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	A	Auction start date:	Jul-17-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Jul-22-2009

Starting lender yield:	8.42%	Starting borrower rate/APR:	9.42% / 11.52%	Starting monthly payment:	$79.99
Final lender yield:	8.40%	Final borrower rate/APR:	9.40% / 11.50%	Final monthly payment:	$79.97

Auction yield range:	4.27% - 8.42%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.28%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Nov-1993	Debt/Income ratio:	34%
Credit score:	720-740 (Jul-2009)	Current / open credit lines:	22 / 20	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	37	Length of status:	6y 10m
Amount delinquent:	$0	Revolving credit balance:	$33,462	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	63%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	dnic1973	Borrower's state:	Virginia	Borrower's group:	Credit Card Consolidation
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	14 ( 100% )	720-740 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	700-720 (Apr-2008) 600-620 (Nov-2006)
Principal balance:	$3,316.29	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
paying off a very high interest cre
Purpose of loan:
This loan will be used to? Pay off a credit card that the credit card company jacked way up the interest on,
My financial situation:
I am a good candidate for this loan because?i pay all my bills on time,

Monthly net income: $ 3500.00

Monthly expenses: $ 2300.00
  Housing: $
  Insurance: $
  Car expenses: $
  Utilities: $
  Phone, cable, internet: $
  Food, entertainment: $
  Clothing, household expenses $
  Credit cards and other loans: $
  Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

bigdogsafety1	$50.00	$50.00	7/17/2009 4:07:32 PM
NATIVEBORN	$50.00	$50.00	7/17/2009 4:11:13 PM
DukSerduk	$25.00	$25.00	7/17/2009 4:09:42 PM
larrybird	$250.00	$250.00	7/17/2009 4:12:10 PM
YellowJacket	$25.00	$25.00	7/17/2009 4:12:40 PM
Sigonio	$25.00	$25.00	7/17/2009 4:09:53 PM
888168	$50.00	$50.00	7/17/2009 4:13:39 PM
dumbass	$25.00	$25.00	7/17/2009 4:12:52 PM
anton	$25.00	$25.00	7/17/2009 4:14:15 PM
pakrbkr	$25.00	$25.00	7/17/2009 4:10:30 PM
Artist_Blue	$25.00	$25.00	7/17/2009 4:13:05 PM
tallcoolone	$25.00	$25.00	7/17/2009 4:11:23 PM
mrzz	$25.00	$25.00	7/17/2009 4:13:53 PM
Sumach	$25.00	$25.00	7/17/2009 4:16:24 PM
Binan	$25.00	$25.00	7/17/2009 4:12:02 PM
thedoctor	$25.00	$25.00	7/17/2009 4:12:47 PM
Sixmil	$25.00	$25.00	7/17/2009 4:15:37 PM
kaykarun	$50.00	$50.00	7/17/2009 4:15:53 PM
woodenshoes	$37.01	$37.01	7/18/2009 5:21:36 AM
keeks	$25.00	$25.00	7/19/2009 1:10:47 PM
financelover	$25.00	$25.00	7/19/2009 11:17:00 AM
BlindProphet	$25.00	$25.00	7/19/2009 3:58:27 PM
LordKinbote	$25.00	$25.00	7/19/2009 4:56:48 PM
bejfishing	$25.00	$25.00	7/19/2009 7:57:11 PM
AgTiPinisher	$100.00	$100.00	7/19/2009 10:45:01 PM
Boxhead	$25.00	$25.00	7/20/2009 9:27:44 AM
Sardes	$36.00	$36.00	7/20/2009 10:06:24 AM
Spring342	$50.00	$50.00	7/20/2009 11:40:51 AM
zeelender	$25.00	$16.99	7/20/2009 3:42:10 PM
meow8705	$25.00	$25.00	7/20/2009 1:32:16 PM
Earn_money	$25.00	$25.00	7/20/2009 4:16:02 PM
The-Lighthouse-Group	$25.00	$25.00	7/20/2009 6:59:05 PM
kander80	$25.00	$25.00	7/20/2009 7:55:01 PM
BonusTurtle	$25.00	$25.00	7/20/2009 10:11:52 PM
kingbee8404	$25.00	$25.00	7/21/2009 1:27:30 AM
bondhedger	$25.00	$25.00	7/21/2009 8:15:10 AM
JJS180	$25.00	$25.00	7/21/2009 1:01:37 PM
interstellar	$50.00	$50.00	7/21/2009 3:25:28 PM
Neweggman1	$50.00	$50.00	7/22/2009 5:29:38 AM
PaulW	$25.00	$25.00	7/17/2009 4:07:41 PM
totoro	$25.00	$25.00	7/17/2009 4:09:26 PM
virtualbank	$25.00	$25.00	7/17/2009 4:09:36 PM
salala	$25.00	$25.00	7/17/2009 4:10:37 PM
bradwill	$50.00	$50.00	7/17/2009 4:11:28 PM
truth-companion	$25.00	$25.00	7/17/2009 4:11:49 PM
kegs	$250.00	$250.00	7/17/2009 4:10:53 PM
kenji4861	$50.00	$50.00	7/17/2009 4:12:56 PM
rjleves	$25.00	$25.00	7/17/2009 4:10:07 PM
peb44	$25.00	$25.00	7/17/2009 4:12:33 PM
tylerfd	$25.00	$25.00	7/17/2009 4:16:17 PM
jfd287	$25.00	$25.00	7/17/2009 4:16:32 PM
lagnisiruk	$25.00	$25.00	7/17/2009 4:17:19 PM
OLYVRC	$25.00	$25.00	7/17/2009 9:02:28 PM
mjcjmm4407	$25.00	$25.00	7/17/2009 10:28:18 PM
L-vex	$25.00	$25.00	7/18/2009 11:47:08 AM
SQUISHEE_JELLO	$25.00	$25.00	7/18/2009 6:55:29 PM
bocap	$35.00	$35.00	7/19/2009 10:55:50 AM
krishopper	$25.00	$25.00	7/19/2009 9:26:58 AM
ChristopherHS	$25.00	$25.00	7/19/2009 9:29:03 AM
giannyny	$25.00	$25.00	7/19/2009 12:26:54 PM
jonesboyz	$25.00	$25.00	7/19/2009 4:27:09 PM
SV-AZ	$25.00	$25.00	7/19/2009 7:06:01 PM
TennSquire	$25.00	$25.00	7/19/2009 8:01:56 PM
puifais	$25.00	$25.00	7/19/2009 10:07:20 PM
wormdc	$25.00	$25.00	7/20/2009 12:17:31 PM
Nikelaos	$50.00	$50.00	7/20/2009 8:29:40 PM
vegibenz	$25.00	$25.00	7/21/2009 10:45:59 AM
market-assembler	$25.00	$25.00	7/21/2009 2:49:01 PM
68 bids
Borrower Payment Dependent Notes Series 416755
This series of Notes was issued and sold upon the funding of the borrower loan #38064, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	C	Auction start date:	Jul-16-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Jul-23-2009

Starting lender yield:	17.05%	Starting borrower rate/APR:	18.05% / 20.26%	Starting monthly payment:	$180.89
Final lender yield:	17.00%	Final borrower rate/APR:	18.00% / 20.21%	Final monthly payment:	$180.76

Auction yield range:	8.27% - 17.05%	Estimated loss impact:	6.89%
Lender servicing fee:	1.00%	Estimated return:	10.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Aug-1983	Debt/Income ratio:	25%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	8 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	1y 11m
Amount delinquent:	$0	Revolving credit balance:	$242,289	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	96%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	Roby57	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Make some emergency car repairs
Purpose of loan:
I ran up some good credit card debt a couple years back in an attempt at self-employment after almost 20 years with the same entity. I wasn't successful but the debt remained. I cancelled all but one credit card and locked in a fixed-rate, 5-year plan to pay off my credit cards, but this left little in my emergency fund. Now I just had to put a new transmission, tires, brakes and do some front-end work on my SUV. In total, over $4,800. (Those trannies are expensive!!) I managed to pay for evrything, but I'm just not comfortable not having some kind of safety cushion. So I am here at Prosper seeking a loan to cover these expenses rather paying the credit card company exorbitant rates.

My financial situation:
I am a good candidate for this loan because I always pay my bills on-time. I've owned my home for over 17 years and have had steady employment except for a short stint of self-employment. Over 30% of my monthly income comes from a government pension. My credit history is EXCELLENT but my FICO score dropped when I cancelled my credit cards.

Monthly net income: $ 7,265

Monthly expenses: $
Housing: $ 1,859
Insurance: $ 120
Car expenses: $ 233
Utilities: $ 359
Phone, cable, internet: $ 282
Food, entertainment: $ 800
Clothing, household expenses $ 300
Credit cards and other loans: $ 2,182
Other expenses: $ 300
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: How many months of your salary do you have in savings? - blLending
A: Right now I have a little less than a month's salary in savings. My goal is six months but it's slow going to get there. (Jul-20-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

anton	$25.00	$25.00	7/16/2009 3:03:57 PM
bulabula	$25.00	$25.00	7/16/2009 3:04:59 PM
Cbgator	$25.00	$25.00	7/16/2009 3:06:26 PM
salala	$25.00	$25.00	7/16/2009 3:04:30 PM
kubien	$25.00	$25.00	7/16/2009 3:06:37 PM
tillit	$25.00	$25.00	7/16/2009 3:06:52 PM
SNH	$25.00	$25.00	7/16/2009 3:06:58 PM
Cubsfan07	$25.00	$25.00	7/16/2009 3:07:25 PM
d_grbg	$25.00	$25.00	7/16/2009 3:06:33 PM
pksfunds	$50.00	$50.00	7/16/2009 3:08:13 PM
linklady	$25.00	$25.00	7/16/2009 3:07:31 PM
loan-master996	$50.00	$50.00	7/16/2009 3:08:45 PM
mirolender	$25.00	$25.00	7/16/2009 3:08:52 PM
dunedin	$25.00	$25.00	7/16/2009 3:07:53 PM
AdamClemSC	$25.00	$25.00	7/16/2009 3:08:06 PM
jbarron	$25.00	$25.00	7/16/2009 3:08:27 PM
seisen	$50.00	$50.00	7/16/2009 3:08:48 PM
PatRichi	$25.00	$25.00	7/16/2009 3:04:39 PM
ualf	$50.00	$50.00	7/16/2009 3:10:37 PM
larrybird	$250.00	$250.00	7/16/2009 3:05:34 PM
rmachi	$25.00	$25.00	7/16/2009 3:05:45 PM
hopethisworks	$50.00	$50.00	7/16/2009 3:06:03 PM
augsdad	$25.00	$25.00	7/16/2009 3:10:08 PM
loiosh	$25.00	$25.00	7/16/2009 3:06:15 PM
Carpetkid	$25.00	$25.00	7/16/2009 3:11:47 PM
ah-long	$25.00	$25.00	7/16/2009 3:07:40 PM
mrzz	$25.00	$25.00	7/16/2009 3:12:36 PM
nodrivelpls	$25.00	$25.00	7/16/2009 3:07:46 PM
Tavita	$25.00	$25.00	7/16/2009 3:11:30 PM
taylor883	$25.00	$25.00	7/16/2009 3:09:10 PM
gilbow	$25.00	$25.00	7/16/2009 3:09:42 PM
namisguy	$25.00	$25.00	7/16/2009 3:10:27 PM
Weaverville	$75.00	$75.00	7/16/2009 3:13:17 PM
jstefans	$25.00	$25.00	7/16/2009 3:13:31 PM
maverickfella	$25.00	$25.00	7/16/2009 3:12:21 PM
lcole32	$25.00	$25.00	7/16/2009 3:22:51 PM
Aviking	$50.00	$50.00	7/16/2009 3:13:26 PM
DadWarbucks	$50.00	$50.00	7/16/2009 5:07:31 PM
xyzkid3	$50.00	$50.00	7/16/2009 3:13:48 PM
Syzygy	$25.00	$25.00	7/16/2009 3:14:45 PM
nellaelyob	$25.00	$25.00	7/16/2009 3:15:18 PM
inkplj	$25.00	$25.00	7/16/2009 7:37:51 PM
ROYFU	$50.00	$50.00	7/16/2009 6:28:51 PM
aader	$25.00	$25.00	7/16/2009 5:17:22 PM
manyhappydogs	$50.00	$50.00	7/16/2009 9:37:28 PM
engbusres	$50.00	$50.00	7/16/2009 8:19:22 PM
webclimber	$25.00	$25.00	7/17/2009 9:07:22 AM
Traal	$25.00	$25.00	7/17/2009 9:06:47 AM
p2ploan-battalion509	$50.00	$50.00	7/17/2009 9:19:14 AM
leemic	$25.00	$25.00	7/17/2009 10:02:34 AM
skiberdad	$50.00	$50.00	7/17/2009 11:57:47 AM
p2ploan-lion	$25.00	$25.00	7/17/2009 1:11:36 PM
tashara	$25.00	$25.00	7/17/2009 1:27:51 PM
lagnisiruk	$25.00	$25.00	7/17/2009 3:47:56 PM
Ilikupono	$50.00	$50.00	7/17/2009 6:07:13 PM
LenderByDay	$25.00	$25.00	7/17/2009 6:41:49 PM
scionfan	$25.00	$25.00	7/17/2009 4:35:42 PM
jameskdean	$25.00	$25.00	7/17/2009 10:11:40 PM
markwms	$25.00	$25.00	7/17/2009 7:31:42 PM
TrustinOthers	$25.00	$25.00	7/17/2009 7:47:49 PM
unger	$500.00	$500.00	7/18/2009 4:38:36 AM
chkrvrty	$25.00	$25.00	7/20/2009 6:57:27 AM
kegs	$250.00	$250.00	7/16/2009 3:04:45 PM
twohorn	$25.00	$25.00	7/16/2009 3:06:10 PM
ohnezweck	$25.00	$25.00	7/16/2009 3:06:20 PM
RationalWorld	$25.00	$25.00	7/16/2009 3:06:41 PM
nicklds	$50.00	$50.00	7/16/2009 3:05:25 PM
Haydendover	$25.00	$25.00	7/16/2009 3:07:11 PM
NATIVEBORN	$50.00	$50.00	7/16/2009 3:08:56 PM
tlp43	$25.00	$25.00	7/16/2009 3:03:46 PM
figs4u2	$200.00	$200.00	7/16/2009 3:09:58 PM
888168	$25.00	$25.00	7/16/2009 3:10:19 PM
ibuystk	$50.00	$50.00	7/16/2009 3:09:27 PM
bigdogsafety1	$50.00	$50.00	7/16/2009 3:05:09 PM
MBIntl	$25.00	$25.00	7/16/2009 3:09:45 PM
BenBernanke	$25.00	$25.00	7/16/2009 3:09:51 PM
ahalls	$25.00	$25.00	7/16/2009 3:10:03 PM
chlebie	$25.00	$25.00	7/16/2009 3:05:57 PM
Artist_Blue	$25.00	$25.00	7/16/2009 3:11:17 PM
funtwosay	$25.00	$25.00	7/16/2009 3:11:54 PM
greenwell	$25.00	$25.00	7/16/2009 3:10:44 PM
roxon	$25.00	$25.00	7/16/2009 3:10:51 PM
LAM26	$25.00	$25.00	7/16/2009 3:10:57 PM
IP	$50.00	$50.00	7/16/2009 3:11:05 PM
BusyAgent	$25.00	$25.00	7/16/2009 3:07:59 PM
MicroPod	$25.00	$25.00	7/16/2009 3:12:59 PM
Trojan1976	$25.00	$25.00	7/16/2009 3:11:35 PM
Cre8iveCash	$25.00	$25.00	7/16/2009 3:11:40 PM
Panitza	$100.00	$100.00	7/16/2009 3:13:52 PM
fund-virtuoso	$25.00	$25.00	7/16/2009 3:09:32 PM
beyondmanagement	$25.00	$25.00	7/16/2009 3:15:08 PM
TennSquire	$25.00	$25.00	7/16/2009 3:12:50 PM
able2help	$25.00	$25.00	7/16/2009 3:13:24 PM
mdf	$50.00	$50.00	7/16/2009 3:13:40 PM
vacation-funding	$25.00	$25.00	7/16/2009 3:13:44 PM
sk8ndive	$25.00	$25.00	7/16/2009 3:14:15 PM
pbo922	$25.00	$25.00	7/16/2009 3:11:59 PM
mydreamsagain	$50.00	$50.00	7/16/2009 3:12:05 PM
wings2fly	$25.00	$25.00	7/16/2009 3:14:56 PM
cropdust3r	$25.00	$25.00	7/16/2009 3:14:01 PM
GElender	$50.00	$50.00	7/16/2009 3:14:07 PM
Microfinancer	$25.00	$25.00	7/16/2009 3:15:02 PM
urbanMisfit	$25.00	$25.00	7/16/2009 6:37:27 PM
restech	$25.00	$25.00	7/16/2009 11:41:52 PM
LenderOnWheels	$25.00	$25.00	7/16/2009 8:33:02 PM
mbwillma	$25.00	$25.00	7/16/2009 11:27:04 PM
Sixmil	$25.00	$25.00	7/17/2009 12:16:37 AM
kaykarun	$25.00	$25.00	7/17/2009 12:47:47 AM
mc81	$25.00	$25.00	7/17/2009 1:57:15 AM
don8ter	$25.00	$25.00	7/17/2009 4:26:42 AM
jfd287	$25.00	$25.00	7/17/2009 8:41:40 AM
PaulW	$25.00	$25.00	7/17/2009 6:16:49 AM
Midg	$25.00	$25.00	7/17/2009 9:17:36 AM
dannyboy_997	$25.00	$25.00	7/17/2009 7:42:25 AM
Bank_Of_XL	$100.00	$100.00	7/17/2009 9:05:55 AM
Josta	$50.00	$50.00	7/17/2009 1:06:54 PM
friendlyviking	$50.00	$50.00	7/17/2009 3:36:48 PM
sjev	$25.00	$25.00	7/17/2009 6:57:05 PM
bradania	$25.00	$10.00	7/17/2009 10:51:45 PM
Hartfelt	$40.00	$40.00	7/17/2009 8:21:41 PM
money2k	$25.00	$25.00	7/17/2009 9:16:55 PM
compsciman	$50.00	$50.00	7/17/2009 8:41:55 PM
SV-AZ	$25.00	$25.00	7/18/2009 9:29:24 PM
123 bids
Borrower Payment Dependent Notes Series 417109
This series of Notes was issued and sold upon the funding of the borrower loan #38070, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	C	Auction start date:	Jul-20-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Jul-27-2009

Starting lender yield:	20.05%	Starting borrower rate/APR:	21.05% / 23.30%	Starting monthly payment:	$94.25
Final lender yield:	17.00%	Final borrower rate/APR:	18.00% / 20.21%	Final monthly payment:	$90.38

Auction yield range:	8.27% - 20.05%	Estimated loss impact:	6.89%
Lender servicing fee:	1.00%	Estimated return:	10.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Aug-2001	Debt/Income ratio:	6%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	13 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	32	Length of status:	0y 11m
Amount delinquent:	$0	Revolving credit balance:	$1,796	Occupation:	Professor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	14%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	yield-glider	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Furniture for my new place
Purpose of loan: This loan will be used to finalize the furnishing of my first place! During the last year I furnished most of it with cash only, but it's almost done, and I'm willing to take on a little debt to have it ready before the new academic year starts! I could save for it another year, but I want to buy some furniture that directly affects my productiity (e.g. a reading chair, nice desk and office chair, etc.; that's mostly where my work is done, and the good ones are pretty expensive).

My financial situation:
I am a good candidate for this loan because 1) I have a secure job (college professor); 2) I am young and healthy; 3) currently single with no dependents; 4) don't have any car,  or mortgage payments (I rent and don't plan to buy a house for another 2-3 years until I clear all my debt (and have the furniture to put in it!). I've never, ever has a late payment or any delinquincy, so I don't understand why prosper rates me as a "C", but I'm fine with it as long as I avoid dealing with credit card companies.
Monthly net income: $ 5000

Monthly expenses: $
  Housing: $ 770 (rent)
  Insurance: $ 56 (car + renter's)
  Car expenses: $ 45 (oil, car wash, allowance for other maintenance expenses)
  Utilities: $ 130 (water + electricity)
  Phone, cable, internet: $ 160
  Food, entertainment: $ 600
  Clothing, household expenses $ 200-500
  Credit cards and other loans: $ 470 (this is the combined monthly payment on all of  my debt --> mostly student loans, and a couple of credit cards which I'm paying off))
  Other expenses: $ 20-30 (dog) $ 160 wrestling gym membership; 100-300 savings, and then - federal and state taxes, 401k
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

tlp43	$25.00	$25.00	7/20/2009 5:23:33 PM
hopethisworks	$50.00	$50.00	7/20/2009 5:24:58 PM
ah-long	$25.00	$25.00	7/20/2009 5:26:43 PM
loiosh	$25.00	$25.00	7/20/2009 5:25:10 PM
SNH	$25.00	$25.00	7/20/2009 5:25:42 PM
Tavita	$25.00	$25.00	7/20/2009 5:30:54 PM
jbarron	$25.00	$25.00	7/20/2009 5:27:26 PM
seisen	$50.00	$50.00	7/20/2009 5:27:50 PM
ibuystk	$50.00	$50.00	7/20/2009 5:28:40 PM
figs4u2	$200.00	$200.00	7/20/2009 5:29:18 PM
don8ter	$25.00	$25.00	7/20/2009 5:34:50 PM
mrzz	$25.00	$25.00	7/20/2009 5:32:00 PM
MicroPod	$25.00	$25.00	7/20/2009 5:32:38 PM
cropdust3r	$25.00	$25.00	7/20/2009 5:33:29 PM
jstefans	$25.00	$25.00	7/20/2009 5:33:10 PM
pbo922	$25.00	$25.00	7/20/2009 5:34:56 PM
AviTech	$50.00	$50.00	7/20/2009 7:25:10 PM
newton77	$25.00	$25.00	7/20/2009 10:46:38 PM
nc	$25.00	$25.00	7/22/2009 10:18:54 AM
bluebouyz	$31.00	$31.00	7/22/2009 6:23:29 PM
LarryNY	$25.00	$25.00	7/23/2009 4:16:54 PM
mja	$25.00	$25.00	7/23/2009 4:45:28 PM
Cthulu	$25.00	$25.00	7/25/2009 5:26:44 AM
SKAGIT22	$25.00	$25.00	7/25/2009 8:45:01 AM
fortytwo	$70.00	$70.00	7/25/2009 9:01:54 PM
Rashanir	$27.76	$27.76	7/25/2009 11:19:39 PM
Gaelicman	$150.00	$150.00	7/26/2009 8:28:50 AM
Spring342	$50.00	$50.00	7/26/2009 11:10:22 AM
caddy5662	$25.00	$25.00	7/24/2009 5:18:06 PM
rmachi	$25.00	$25.00	7/20/2009 5:24:43 PM
nodrivelpls	$25.00	$25.00	7/20/2009 5:26:57 PM
bigdogsafety1	$50.00	$50.00	7/20/2009 5:24:29 PM
d_grbg	$25.00	$25.00	7/20/2009 5:25:26 PM
888168	$25.00	$25.00	7/20/2009 5:29:32 PM
Cre8iveCash	$25.00	$25.00	7/20/2009 5:31:08 PM
NATIVEBORN	$50.00	$50.00	7/20/2009 5:28:03 PM
MBIntl	$25.00	$25.00	7/20/2009 5:28:58 PM
Syzygy	$25.00	$25.00	7/20/2009 5:33:59 PM
wings2fly	$25.00	$25.00	7/20/2009 5:34:18 PM
ualf	$50.00	$50.00	7/20/2009 5:29:55 PM
Artist_Blue	$25.00	$25.00	7/20/2009 5:30:36 PM
Trojan1976	$25.00	$25.00	7/20/2009 5:31:00 PM
Carpetkid	$25.00	$25.00	7/20/2009 5:31:19 PM
TennSquire	$25.00	$25.00	7/20/2009 5:32:30 PM
GElender	$50.00	$50.00	7/20/2009 5:33:38 PM
Weaverville	$75.00	$75.00	7/20/2009 5:32:56 PM
Aviking	$50.00	$50.00	7/20/2009 5:33:04 PM
beyondmanagement	$25.00	$25.00	7/20/2009 5:34:24 PM
kaykarun	$25.00	$25.00	7/20/2009 5:34:42 PM
p2ploan-battalion509	$50.00	$6.67	7/20/2009 5:35:18 PM
whitebalcony	$25.00	$25.00	7/21/2009 9:45:15 AM
F_R_B_O_H	$50.00	$50.00	7/21/2009 8:49:58 PM
schmak99	$100.00	$100.00	7/22/2009 12:21:26 PM
kahekili	$25.00	$25.00	7/22/2009 12:22:00 PM
stonehillloans	$50.00	$50.00	7/22/2009 3:34:20 PM
star30	$42.34	$42.34	7/22/2009 4:06:38 PM
rpd1211	$25.00	$25.00	7/23/2009 3:21:04 PM
bondhedger	$25.00	$25.00	7/24/2009 7:46:17 AM
Rashanir	$36.91	$36.91	7/24/2009 9:58:04 AM
Jarock5	$35.32	$35.32	7/24/2009 10:10:29 AM
JustMee	$25.00	$25.00	7/24/2009 8:52:53 PM
donenzo	$25.00	$25.00	7/24/2009 11:13:56 PM
randsenterprise	$25.00	$25.00	7/25/2009 10:34:25 PM
curious166	$75.00	$75.00	7/27/2009 8:06:43 AM
dannyboy_997	$50.00	$50.00	7/27/2009 7:09:19 AM
65 bids
Borrower Payment Dependent Notes Series 416580
This series of Notes was issued and sold upon the funding of the borrower loan #38058, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction start date:	Jul-20-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Jul-22-2009

Starting lender yield:	17.05%	Starting borrower rate/APR:	18.05% / 21.79%	Starting monthly payment:	$36.18
Final lender yield:	17.00%	Final borrower rate/APR:	18.00% / 21.74%	Final monthly payment:	$36.15

Auction yield range:	8.27% - 17.05%	Estimated loss impact:	6.89%
Lender servicing fee:	1.00%	Estimated return:	10.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jan-2003	Debt/Income ratio:	21%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	13 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	3y 0m
Amount delinquent:	$0	Revolving credit balance:	$2,158	Occupation:	Fireman
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	17%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	jawga11-hotmail-com1234567890123	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	9 ( 100% )	680-700 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	720-740 (Sep-2008) 700-720 (May-2007)
Principal balance:	$1,547.84	1+ mo. late:	0 ( 0% )
Total payments billed:	9
Description
Need a new Hot Water Heater
Purpose of loan:
This loan will be used to? Buy a new hot watere heater

My financial situation:
I am a good candidate for this loan because? My hot water heater just went out and I hate cold showers.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

tlp43	$25.00	$25.00	7/20/2009 5:23:29 PM
anton	$25.00	$25.00	7/20/2009 5:24:11 PM
rmachi	$25.00	$25.00	7/20/2009 5:24:40 PM
loiosh	$25.00	$16.21	7/20/2009 5:25:08 PM
bigdogsafety1	$25.00	$25.00	7/20/2009 5:23:41 PM
bulabula	$25.00	$25.00	7/20/2009 5:24:26 PM
larrybird	$250.00	$250.00	7/20/2009 5:24:33 PM
hopethisworks	$50.00	$50.00	7/20/2009 5:24:54 PM
szetheli	$50.00	$50.00	7/21/2009 7:19:34 PM
TennSquire	$25.00	$25.00	7/20/2009 5:23:53 PM
kegs	$250.00	$250.00	7/20/2009 5:24:18 PM
chlebie	$25.00	$25.00	7/20/2009 5:24:49 PM
Syzygy	$25.00	$25.00	7/20/2009 5:33:56 PM
IPG1	$25.00	$25.00	7/20/2009 5:39:48 PM
Digs	$25.00	$25.00	7/20/2009 5:44:53 PM
RKLFinancial	$108.79	$108.79	7/21/2009 12:02:08 PM
amit_gu	$25.00	$25.00	7/21/2009 6:27:11 PM
17 bids
Borrower Payment Dependent Notes Series 416662
This series of Notes was issued and sold upon the funding of the borrower loan #38067, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,200.00	Prosper Rating:	AA	Auction start date:	Jul-15-2009
Term:	36 months	Estimated loss:	0.6%	Auction end date:	Jul-29-2009

Starting lender yield:	6.17%	Starting borrower rate/APR:	7.17% / 9.24%	Starting monthly payment:	$99.06
Final lender yield:	6.15%	Final borrower rate/APR:	7.15% / 9.22%	Final monthly payment:	$99.03

Auction yield range:	3.27% - 6.17%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Mar-1986	Debt/Income ratio:	4%
Credit score:	800-820 (Jul-2009)	Current / open credit lines:	10 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	5y 10m
Amount delinquent:	$0	Revolving credit balance:	$4,564	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	29%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	outofdebt08	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	17 ( 100% )	800-820 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	780-800 (Jan-2008)
Principal balance:	$838.74	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
Paying off credit card
Purpose of loan:
A series of unfortunate events, from car repairs to family emergencies, to being reduced to a one-income family has stretched our savings to the limit. My credit card company recently raised my rate from 9% to 14%. I'd rather pay a lower percentage and give it to Prosper members than pay it to the bank.

My financial situation:
I am a good candidate for this loan because I pay all my debts on time and am employed full time with a good, secure job. Whenever I have extra, I pay down more as I can.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

DukSerduk	$25.00	$25.00	7/15/2009 10:26:15 AM
virtualbank	$25.00	$25.00	7/15/2009 10:25:52 AM
Sigonio	$25.00	$25.00	7/15/2009 10:26:26 AM
PaulW	$25.00	$25.00	7/15/2009 10:22:57 AM
ChristopherHS	$25.00	$25.00	7/15/2009 12:28:02 PM
F_r_e_d_s__B_a_n_k	$25.00	$25.00	7/15/2009 4:22:25 PM
Midg	$25.00	$25.00	7/17/2009 9:17:34 AM
dn0pes	$25.00	$25.00	7/17/2009 9:06:46 PM
Mathiaslh	$25.00	$25.00	7/17/2009 9:16:44 PM
happyskippy0208	$25.00	$25.00	7/18/2009 11:34:06 AM
JLPicard	$50.00	$50.00	7/18/2009 10:52:51 PM
palmdelino	$25.00	$25.00	7/19/2009 6:57:49 AM
MrDavid	$50.00	$50.00	7/19/2009 7:48:48 PM
shamil45	$25.00	$25.00	7/20/2009 2:24:47 PM
gatherer750	$25.00	$25.00	7/20/2009 5:32:04 PM
FutureLoans	$100.00	$100.00	7/20/2009 5:54:35 PM
loans-from-us-2-u	$50.00	$50.00	7/21/2009 11:53:27 AM
YummiBear	$25.00	$25.00	7/22/2009 9:23:36 PM
bornsucka	$25.00	$25.00	7/23/2009 4:52:42 PM
swiftsoul	$25.00	$25.00	7/23/2009 7:01:55 PM
HealthAndSafety	$50.00	$50.00	7/24/2009 3:56:32 PM
FundMaker	$30.00	$30.00	7/25/2009 8:52:20 PM
sknop64	$100.00	$100.00	7/27/2009 3:56:14 AM
Syzygy	$25.00	$25.00	7/28/2009 6:07:58 AM
lefty756	$25.00	$25.00	7/28/2009 9:03:48 AM
market-assembler	$25.00	$25.00	7/28/2009 1:12:40 PM
albatross897	$25.00	$25.00	7/28/2009 8:05:54 PM
highyield	$25.00	$25.00	7/28/2009 11:47:55 PM
Lotsofbears	$25.00	$25.00	7/29/2009 5:27:49 AM
sab	$25.00	$25.00	7/28/2009 9:11:38 PM
cwm3651	$25.00	$25.00	7/29/2009 8:07:08 AM
ryan6853	$25.00	$25.00	7/29/2009 9:51:07 AM
ScottFinance	$25.00	$25.00	7/29/2009 9:36:44 AM
helpful-dough	$50.00	$50.00	7/29/2009 9:40:46 AM
totoro	$25.00	$25.00	7/15/2009 10:25:16 AM
pakrbkr	$25.00	$25.00	7/15/2009 10:27:50 AM
salala	$25.00	$25.00	7/15/2009 10:28:03 AM
kegs	$250.00	$138.15	7/15/2009 10:28:09 AM
woodenshoes	$100.00	$100.00	7/15/2009 10:23:33 AM
rjleves	$25.00	$25.00	7/15/2009 10:26:35 AM
AsianDragon	$55.00	$55.00	7/15/2009 11:16:45 AM
Flying_Tilapia	$100.00	$100.00	7/15/2009 4:17:59 PM
bankojerry	$50.00	$50.00	7/15/2009 7:21:15 PM
The-Lighthouse-Group	$25.00	$25.00	7/16/2009 4:15:56 AM
kazanov	$50.00	$50.00	7/16/2009 7:35:50 AM
tedi-tif	$50.00	$50.00	7/16/2009 3:06:21 PM
otalon	$50.00	$50.00	7/16/2009 3:28:10 PM
SQUISHEE_JELLO	$25.00	$25.00	7/16/2009 4:30:15 PM
kazanov	$50.00	$50.00	7/17/2009 7:40:46 AM
lowlite6647	$57.89	$57.89	7/17/2009 2:31:20 PM
Sven79	$50.00	$50.00	7/17/2009 8:31:49 PM
16888	$68.40	$68.40	7/18/2009 7:57:25 AM
TheTale	$25.00	$25.00	7/17/2009 10:15:47 PM
z13rapper	$25.00	$25.00	7/18/2009 2:49:20 PM
amit_gu	$100.00	$100.00	7/18/2009 7:48:41 PM
AJ8981	$50.00	$50.00	7/21/2009 11:41:01 AM
F_R_B_O_H	$50.00	$50.00	7/21/2009 8:45:47 PM
OGS_Capital	$25.00	$25.00	7/23/2009 11:34:35 AM
springpanda	$50.00	$50.00	7/23/2009 3:44:37 PM
qkinger	$50.00	$50.00	7/23/2009 9:56:39 PM
BankofBeth	$50.00	$50.00	7/24/2009 2:39:32 PM
bossyboots01	$50.00	$50.00	7/25/2009 5:13:29 AM
MSTCOURTJESTER	$50.00	$50.00	7/25/2009 6:09:40 AM
fortytwo	$50.00	$50.00	7/25/2009 9:12:38 PM
lagnisiruk	$33.00	$33.00	7/26/2009 10:52:53 AM
Approved	$50.00	$50.00	7/27/2009 4:06:29 PM
seineil	$50.00	$50.00	7/28/2009 3:00:25 AM
Stahl	$32.56	$32.56	7/28/2009 7:04:30 AM
hellasow	$25.00	$25.00	7/28/2009 1:44:36 PM
plbquic	$100.00	$100.00	7/28/2009 1:48:52 PM
Auditman	$50.00	$50.00	7/28/2009 6:21:47 PM
kulender	$50.00	$50.00	7/28/2009 8:05:36 PM
StarFundingSource	$25.00	$25.00	7/28/2009 8:13:54 PM
nasdaq87	$25.00	$25.00	7/28/2009 10:21:51 PM
FundMaker	$35.00	$35.00	7/29/2009 9:44:25 AM
ryan6853	$25.00	$25.00	7/29/2009 9:48:03 AM
greenventures	$25.00	$25.00	7/29/2009 10:06:56 AM
77 bids
Borrower Payment Dependent Notes Series 416980
This series of Notes was issued and sold upon the funding of the borrower loan #38061, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,750.00	Prosper Rating:	HR	Auction start date:	Jul-17-2009
Term:	36 months	Estimated loss:	34.5%	Auction end date:	Jul-23-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$79.16
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$79.16

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Mar-1971	Debt/Income ratio:	14%
Credit score:	620-640 (Jul-2009)	Current / open credit lines:	9 / 7	Employment status:	Full-time employee
Now delinquent:	17	Total credit lines:	43	Length of status:	15y 2m
Amount delinquent:	$5,845	Revolving credit balance:	$4,863	Occupation:	Clerical
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	16%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	46	Homeownership:	No
Inquiries last 6m:	4
Screen name:	pcimin00	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	14 ( 100% )	620-640 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	600-620 (Apr-2008) 600-620 (Feb-2008) 600-620 (Jan-2008) 600-620 (Nov-2007)
Principal balance:	$757.37	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Debt Consolidation
I needed a Fresh start and prosper lenders gave me that start last may 2008,I want to establish a good payment history at Prosper so I can use these loans to settle my delinquent accounts that are at some collection agencies,I have to start re building my life,I am so serious that I am willing to pay a high interest rate so I can establish a good payment history at Prosper and use these loans to pay off my credit cards,and as time goes on and this loan Is Paid off,I will re apply and If Funded,pay off other cards,I had a minor setback and some medical Issues and my good credit History enabled me to take advantage of pre approved credit offers In 2006,I never realized how fast 7 years of good credit can be ruined In 90 short days , with consumer credit counseling and my own lessons learned, I have learned a valuable lesson in the use of credit.I would be a fool to ruin this opportunity To not make on time payments,and establish good credit,either way I am seeing light at the end of the tunnel and these cards will be paid,It Is just that a funded loan through prosper makes the Long road back seem less long and less Traveled.

I also hope any prospective lender will take my good payment history with my other active prosper loan in consideration to fund this loan request,I have not missed or been late with any of my monthly payments.
Thank you for your Time,
Eternally Grateful.....
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

aquistoyraul	$1,750.00	$1,750.00	7/23/2009 10:48:41 PM
1 bids